                                                                    Exhibit 3-60
--------------------------------------------------------------------------------

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  CUMBERLAND ASSOCIATES OF RHODE ISLAND, L.P.

   This Certificate of Limited Partnership is being executed on October 12, l995, for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

   NOW THEREFORE, the undersigned hereby certifies as follows:

   1. Name. The name of the limited partnership is Cumberland Associates of Rhode Island, L.P. (the "Partnership").

   2. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at 15 East North Street, Dover, Delaware 19901. The name of the registered agent of the Partnership for service of process at such address is United Corporate Services, Inc.

   3. Name and Business Address of Genera1 Partner. The name of the general partner is Health Resources of Cumberland, Inc., a Delaware corporation, having a mailing address of 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on the day and year first above written.




                                            GENERAL PARTNER:

                                            Health Resources of Cumberland, Inc.

                                            By: /s/ Stephen R. Baker
                                            ------------------------------------
                                                Stephen R. Baker
                                                Vice President

[o]

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 10/12/1995
                                                    950235271 - 2551536

         STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION OF CORPORATIONS
     FILED 10:00 AM 06/02/1998
        981210341 - 2551536


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  CUMBERLAND ASSOCIATES OF RHODE ISLAND, L.P.

   The undersigned, desiring to amend the Certificate of Limited Partnership of Cumberland Associates of Rhode Island, L.P.
pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

   FIRST: The name of the Limited Partnership is Cumberland Associates of Rhode Island, L.P.

   SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows:

   "The Partnerships registered office in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The registered agent of the Partnership for service at such address is The Corporation Trust Company."

   IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this Fifteenth day of May, 1998.

                                     Cumberland Associates of Rhode Island, L.P.

                                     By: /s/ James V. McKeon
                                     -------------------------------------------
                                           ***Name of General Partner***
                                     James V. McKeon, V.P. of Health
                                     Resources of Cumberland, Inc.,
                                     The General Partner of Cumberland
                                     Associates of Rhode Island, L.P.

[o]